EXHIBIT 10.1

AGREEMENT (this “Agreement”) is entered as of January 21, 2010, among United Energy Corp., a Nevada corporation (the “Company”), Ronald Wilen (“Wilen”), and Hilltop Holding Company, L.P., a Delaware limited partnership (“Hilltop”).

WHREAS, the Company previously issued to Wilen (a) its 12% Promissory Note, dated as of March 13, 2009, in the original stated principal amount of $50,000.00 (as amended, the “Wilen March Note”), (b) pursuant to the Agreement, dated as of May 13, 2009 (the “May Agreement”), among the Company, Wilen, Martin Rappaport (“Rappaport”), Jack Silver (“Silver”) and Sherleigh Associates Inc. Profit Sharing Plan, its Secured Convertible Promissory Note, dated as of May 13, 2009, in the stated principal amount of $50,000 (as amended, the “Wilen May Note”), and (c) pursuant to the Agreement, dated as of October 13, 2009 (the “October Agreement”), among the Company, Wilen, Rappaport and Silver, its Secured Convertible Promissory Note, dated as of July 29, 2009, in the stated principal amount of $50,000 (the “Wilen July Note”, and collectively, the “Wilen Notes”);

WHEREAS, the Company previously issued to Rappaport (a) its 12% Promissory Note, dated as of March 23, 2009, in the original stated principal amount of $50,000.00 (as amended, the “Rappaport March Note”), (b) pursuant to the May Agreement, its Secured Convertible Promissory Note, dated as of May 13, 2009, in the stated principal amount of $50,000 (the “Rappaport May Note”), and (c) pursuant to the October Agreement, its Secured Convertible Promissory Note, dated as of August 13, 2009, in the stated principal amount of $50,000 (the “Rappaport August Note”, and collectively, the “Rappaport Notes”);

WHEREAS, the Company previously issued to Hilltop (a) pursuant to the May Agreement, its Secured Convertible Promissory Note, dated as of May 13, 2009, in the stated principal amount of $101,016.67 (as amended, the “Hilltop May Note”), which note was originally issued erroneously to Silver, and (b) pursuant to the October Agreement, its Secured Convertible Promissory Note, dated as of August 27, 2009, in the stated principal amount of $50,000 (the “Hilltop August Note”, and collectively the “Hilltop Notes”) (the Wilen Notes, the Rappaport Notes and the Hilltop Notes are collectively referred to herein as the “Existing Notes”);

WHEREAS, pursuant to the May Agreement, (a) the Wilen March Note was amended and restated as the Amended and Restated 12% Secured Convertible Promissory Note, dated as of May 13, 2009, in the stated principal amount of $51,016.67, and (b) the Rappaport March Note was amended and restated as the Amended and Restated 12% Secured Convertible Promissory Note, dated as of May 13, 2009, in the stated principal amount of $50,850.00;

WHEREAS, pursuant to the Agreement to Amend Promissory Note, dated as of July 13, 2009 (the “July Agreement”), among the Company, Wilen, Rappaport and Silver, the Wilen March Note, the Wilen May Note, the Rappaport March Note, the Rappaport May Note and the Hilltop May Note were amended to extend the maturity date thereof;

WHEREAS, pursuant to the October Agreement, the Wilen March Note, the Wilen May Note, the Rappaport March Note, the Rappaport May Note and the Hilltop May Note were further amended to, inter alia, extend the maturity date thereof to January 29, 2010;

WHEREAS, pursuant to the Agreement, dated as of January 29, 2010 (the “January Agreement”), among the Company, Wilen, Hilltop and Rappaport, each of the Existing Notes were further amended to, inter alia, extend the maturity date thereof to January 31, 2011;

WHEREAS, pursuant to a Securities Purchase Agreement, dated as of January 10, 2011, between Hilltop and Sondra Rappaport as Executrix of the Estate of Martin Rappaport, Hilltop has acquired all of the Rappaport Notes and all of Rappaport’s rights under the Security Agreement, the Patent Security Agreement and the Intercreditor Agreement (as such terms are defined below);

WHEREAS, the Company, Wilen, Hilltop and Rappaport desire to further extend the maturity date of the Existing Notes, upon the terms and conditions stated in this Agreement;

WHEREAS, Hilltop desires to purchase, upon the terms and conditions stated in this Agreement, (a) the Company’s Secured Convertible Promissory Note (the “New Note”), substantially in the form attached hereto as Exhibit A, in the principal amount of $100,000.00, and (b) warrants (the “New Warrants”), substantially in the form attached hereto as Exhibit B, to acquire 1,111,111 shares of the Company’s Common Stock;

WHEREAS, subject to the terms and conditions stated in this Agreement, Hilltop may at its option purchase and the Company will be require to sell (a) additional New Notes in the principal amount of up to $100,000.00, and (b) additional New Warrants  to acquire up to 1,111,111 shares of the Company’s Common Stock; and

WHEREAS, the parties hereto desire to amend (a) the Security Agreement, dated as of May 13, 2009, among Wilen, Hilltop and Rappaport (as amended by the October Agreement, the “Security Agreement”), (b) the Amended and Restated Patent Security Agreement, dated as of October 31, 2009, among Wilen, Hilltop and Rappaport (the “Patent Security Agreement”), and (c) the Intercreditor Agreement, dated as of May 13, 2009, among Wilen, Hilltop and Rappaport (as amended by the October Agreement, the “Intercreditor Agreement”), to include the obligations under the New Note and to reflect Hilltop’s acquisition of the Rappaport Notes.

NOW, THEREFORE, the Company, Wilen and Hilltop hereby agree as follows:

1. Purchase of New Note and New Warrants.

a. Initial Closing.  The Company shall issue and sell to Hilltop, and Hilltop agrees to purchase from the Company (a) the New Notes in the original principal amount of $100,000.00 (the “Initial New Notes”), and (b) the New Warrants to purchase 1,111,111 shares of the Company’s Common Stock at an initial exercise price of $0.11 per share (the “Initial Warrants”), for an aggregate purchase price of $100,000.00, which amount has been paid by Hilltop to the Company on January 3, 2011 (the “Initial Closing”).

b. Additional Closings.  Subject to the satisfaction (or waiver) of the conditions set forth in Section 8.b, at the option of Hilltop, the Company shall issue and sell to Hilltop at multiple closings, if applicable, and Hilltop may purchase from the Company (a) additional New Notes in the principal amount of up to $100,000.00 (the “Additional New Notes”), and (b) for each $10,000.00 of Additional New Notes purchased, additional New Warrants to purchase 111,111 shares of the Company’s Common Stock at an initial exercise price of $0.11 per share (the “Additional Warrants”), for an aggregate purchase price equal to the principal amount of the Additional New Notes purchased (each an “Additional Closing”).

2. Amendment to Existing Notes.  Each of the Existing Notes is hereby amended, as follows:

a. Extension of Maturity Date.  To extend the maturity date thereof from January 31, 2011 to December 20, 2011; and

b. Amendment to Prepayment Provisions.  By deleting the last sentence of the first paragraph thereof, and insert in lieu thereof the following:

The Debtor shall have the right to prepay all or any portion of this Note without the consent of the Holder; provided, (a) such prepayment is approved by the majority of the members of the Debtor’s board of directors who are not beneficial owners of any portion the Existing Notes or the New Note (as such terms are defined in that certain agreement, dated as of January 21, 2011, among the Debtor and certain of the holders of the Debtor’s promissory notes due December 20, 2011); (b) any such prepayment is made on a pro rata basis on the aggregate outstanding principal amount of all Existing Notes and of the New Note; (c) the Debtor provides at least ten (10) business days prior written notice of such prepayment, specifying the amount of such prepayment and the date fixed for such prepayment; and (d) upon receipt of such prepayment notice, the Holder may convert, in lieu of such prepayment, at any time prior to the date fixed for such prepayment, all or any part of the principal amount and accrued and unpaid interest designated by the Company for prepayment.

3. Amendments to Security Agreement.  The first “Whereas” clause of the Security Agreement is hereby amended and restated in its entirety to state, as follows:

WHEREAS, the Secured Parties are the holders of (a) the Debtor’s Amended and Restated 12% Secured Convertible Promissory Notes, dated as of May 13, 2009, in the aggregate principal amount of $101,866.67 (the “Original Notes”), (b) the Debtor’s Secured Convertible Promissory Notes, dated as of May 13, 2009, in the aggregate principal amount of $201,016.67 (the “May Notes”), (c) the Debtor’s Secured Convertible Promissory Notes, dated as of July 29, 2009 through August 27, 2009, in the aggregate principal amount of $150,000.00 (the “August Notes”), and (d) the Debtor’s Secured Convertible Promissory Note, dated as of January 3, 2011, in the original principal amount of $100,000.00 (the “January Note”);

WHEREAS, pursuant to that certain Agreement, dated as of January 21, 2011, by and among the Company and the Secured Parties, the Debtor may issue and Hilltop Holding Company, L.P. may purchase in the future additional Secured Convertible Promissory Notes in the principal amount of up to $100,000.00 (the “Future Notes”, and together with the Original Notes, the May Notes the August Notes and the January Note, the “Notes”);

4. Amendments to Patent Security Agreement.  The first and second “Whereas” clauses of the Patent Security Agreement is hereby amended and restated in its entirety to state, as follows:

WHEREAS, the Secured Parties are the holders of (a) the Grantor’s Amended and Restated 12% Secured Convertible Promissory Notes, dated as of May 13, 2009, in the aggregate principal amount of $101,866.67 (the “Original Notes”), (b) the Grantor’s Secured Convertible Promissory Notes, dated as of May 13, 2009, in the aggregate principal amount of $201,016.67 (the “May Notes”), (c) the Grantor’s Secured Convertible Promissory Notes, dated as of July 29, 2009 through August 27, 2009, in the aggregate principal amount of $150,000.00 (the “August Notes”), and (d) the Grantor’s Secured Convertible Promissory Note, dated as of January 3, 2011, in the original principal amount of $100,000.00 (the “January Note”)

WHEREAS, pursuant to that certain Agreement, dated as of January 21, 2011, by and among the Grantor and the Secured Parties, the Debtor may issue and Hilltop Holding Company, L.P. may purchase in the future additional Secured Convertible Promissory Notes in the principal amount of up to $100,000.00 (the “Future Notes”, and together with the Original Notes, the May Notes the August Notes and the January Note, the “Notes”);

WHEREAS, the Grantor has executed and delivered a Security Agreement, dated as of May 13, 2009, as amended by the Agreement, dated as of October 13, 2009, and by the Agreement, dated as of January 21, 2011 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the “Security Agreement”), among the Grantor and the Secured Parties;

5. Amendments to Intercreditor Agreement.

a. The first “Whereas” clause of the Intercreditor Agreement is hereby amended and restated in its entirety to state, as follows:

WHEREAS, the Creditors are the holders of (a) the Debtor’s Amended and Restated 12% Secured Convertible Promissory Notes, dated as of May 13, 2009, in the aggregate principal amount of $101,866.67 (the “Original Notes”), (b) the Debtor’s Secured Convertible Promissory Notes, dated as of May 13, 2009, in the aggregate principal amount of $201,016.67 (the “May Notes”), (c) the Debtor’s Secured Convertible Promissory Notes, dated as of July 29, 2009 through August 27, 2009, in the aggregate principal amount of $150,000.00 (the “August Notes”), and (d) the Debtor’s Secured Convertible Promissory Note, dated as of January 3, 2011, in the original principal amount of $100,000.00 (the “January Note”), in the respective principal amounts set forth on Schedule A annexed hereto, which Notes have been issued by United Energy Corp. a Nevada corporation (the “Debtor”);

WHEREAS, pursuant to that certain Agreement, dated as of January 21, 2011, by and among the Company and the Creditors, the Debtor may issue and Hilltop Holding Company, L.P. may purchase in the future additional Secured Convertible Promissory Notes in the principal amount of up to $100,000.00 (the “Future Notes”, and together with the Original Notes, the May Notes the August Notes and the January Note, the “Notes”);

b. Schedule A to Intercreditor Agreement is hereby amended and restated in its entirety in the form attached hereto as Exhibit C.

6. Assignment and Assumption of Note Documents by Hilltop.  The Company, Wilen and Hilltop hereby acknowledge and agree that Hilltop has been assigned all of Rappaport’s rights, and has assumed all of Rappaport’s obligations, under the Security Agreement, the Patent Security Agreement and the Intercreditor Agreement, and as a result thereof, Rappaport is no longer a party to the Security Agreement, the Patent Security Agreement and the Intercreditor Agreement.

7. Warrants.  In consideration for the extension of the maturity date of each of the Existing Notes, the Company shall issue to each of Wilen and Hilltop, Warrants (the “Warrants”) to purchase the number of shares of Common of the Company set forth below next to each such holder’s name.  Such Warrants shall be exercisable for a period of five (5) years, at an initial exercise price of $0.11 per share, and shall be substantially in the form of the New Warrants.

Holder’s Name	Number of Warrant Shares
Ronald Wilen	1,984,939
Hilltop Holding Company, L.P.	3,959,894
8. Closing.

a. Initial Closing. The Initial Closing shall be on such date and time (the “Initial Closing Date”) as is mutually agreed to by the Company and Hilltop.  The Closing shall be conditioned upon receipt by the company of Anti-Dilution Waivers from the holders of Series A Convertible Preferred Stock upon terms acceptable to the Company in its sole discretion.

b. Additional Closing.  Each Additional Closing shall be on the date and time specified in the Additional Closing Notice (as defined below) (an “Additional Closing Date”) (or such later date as is mutually agreed to by the Company and Hilltop). At any time prior to June 30, 2011, Hilltop may purchase, at Hilltop’s option, Additional New Notes and related Additional Warrants by delivering a written notice to the Company (the “Additional Closing Notice”) at least three business days prior to the Additional Closing Date set forth in the Additional Closing Notice.  The Additional Closing Notice shall set forth (i) the principal amount of Additional New Notes (which amount shall be in increments of $10,000.00) and the number of related Additional Warrants Hilltop will purchase and (ii) the Additional Closing Date.

9. Miscellaneous.

a. Notation on Existing Notes.  Immediately following the Initial Closing, each of Wilen and Hilltop shall deliver to the Company the original Existing Notes beneficially owned by such party so that the Company may place a legend on the face thereof to indicate that each such Existing Note has been amended by this Agreement, as well as the July Agreement, the October Agreement and the January Agreement.

b. Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the parties hereto.

c. Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

d. Entire Agreement.  This Agreement, including the exhibits and schedules hereto, constitutes the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

e. Further Assurances.  The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

f. Applicable Law and Jurisdiction.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

g. Counterparts.                                This Agreement may be executed by fax transmission and in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

h. Notice.   For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the Schedule of Purchasers, provided that all notices to the Company shall be directed to the President and to the Chairman of the Company at 600 Meadowlands Parkway, Secaucus, NJ 07094, or to such other address as a party may have furnished to the others in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

[signature page follows]

IN WITNESS WHEREOF, the Company, Wilen and Hilltop have caused this Agreement to be duly executed as of the date first written above.

UNITED ENERGY CORP.

By:	/s/ Ronald Wilen
Name:	Ronald Wilen
Title:	President

/s/ Ronald Wilen
Ronald Wilen

HILLTOP HOLDING COMPANY, L.P.

By:	/s/ Jack Silver
Name:	Jack Silver
Title:	Managing Partner